UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2025, Carisma Therapeutics Inc. (the “Company”) received a delisting determination letter (the “Determination Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”). The Determination Letter indicated that, as a result of the Company’s previously disclosed noncompliance with the Nasdaq Listing Rules, the Company’s common stock will be suspended from trading on Nasdaq effective at the open of business on October 13, 2025. The Determination Letter also indicated that, after applicable appeal periods have lapsed, Nasdaq intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to complete the delisting of the Company’s common stock from Nasdaq. The Company does not plan to appeal Nasdaq’s determination.

The Company has received approval of its application to list the Company’s common stock on the OTCID market tier operated by The OTC Markets Group. The Company expects its common stock will commence trading on the OTCID market tier at the open of business on October 13, 2025 under the Company’s current trading symbol “CARM.” There is no guarantee, however, that a broker will continue to make a market in the Company’s common stock or that trading of the common stock will continue on the OTCID market tier or otherwise or that the Company will continue to provide information sufficient to enable brokers to provide quotes for its common stock.

The Company expects to continue to attempt to sell or otherwise dispose of or monetize its remaining assets and pursue an orderly wind down of its remaining operations. There can be no assurance that the Company will be able to identify and complete additional asset monetization transactions. It is unlikely that there will be a meaningful amount of cash available for distribution to stockholders in connection with a wind down of the Company’s operations or a dissolution and liquidation of the Company. The Company also may determine, following effectiveness of the Form 25 delisting the Company’s common stock from Nasdaq, to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s expectation that it will commence trading on the OTCID tier, the potential pursuit of asset monetization transactions and wind-down activities, the Company’s expectations regarding the value or recovery that may be available to its stockholders in connection with a wind down process and the potential filing of Form 15. Certain of these forward-looking statements can be identified by the use of words such as “expects,” “intends,” “plans,” “may,” “should,” “will,” “seeks,” or other similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to commence trading on the OTCID market tier; the Company’s ability to identify and complete asset monetization transactions; the Company’s ability to preserve its existing cash resources; the Company’s ability to continue as a going concern; the Company’s ability to execute a planned orderly wind down; and other risks related to the Company’s business. For a discussion of these risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other recent filings with the SEC. Any forward-looking statements that are made in this press release speak as of the date of this press release. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: October 9, 2025		Steven Kelly
President and Chief Executive Officer